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                                                                   EXHIBIT 10.19

                               ACUITY BRANDS, INC.
                   SUPPLEMENTAL RETIREMENT PLAN FOR EXECUTIVES

                       (Effective As of November 30, 2001)


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                               ACUITY BRANDS, INC.
                   SUPPLEMENTAL RETIREMENT PLAN FOR EXECUTIVES

                                    PREAMBLE

         The Acuity Brands, Inc. Supplemental Retirement Plan For Executives ("Plan") is designed to be a supplemental retirement plan covering a select group of management and highly compensated employees of Acuity Brands, Inc. (the "Company") and its Subsidiaries. The benefits under the Plan are unfunded and all amounts payable under the Plan shall be paid from the general assets of the Employer which employs the Participant.

         The effective date of the Plan as set forth herein is November 30, 2001 ("Effective Date"). The Plan was originally established in connection with the spin-off of the Company from National Service Industries, Inc. ("NSI"), which became effective November 30, 2001. Pursuant to an Employee Benefits Agreement, dated as of November 30, 2001, between the Company and NSI, the liability for benefits to certain employees and former employees of NSI and its subsidiaries who were participants in the Supplemental Retirement Plan For Executives of National Service Industries, Inc. ("Prior Plan") as of the Effective Date, and who became or remained employees of the Company or its Subsidiaries as of the Effective Date or who were formerly employed by the businesses transferred to the Company by NSI (including those in pay status) shall be transferred to the Plan. As provided for herein, the benefit payment elections and designation of beneficiaries made under the Prior Plan prior to the Effective Date shall be carried over and apply for purposes of the Plan after the Effective Date (subject to any changes made after the Effective Date under the Plan).


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                                TABLE OF CONTENTS

PREAMBLE

ARTICLE I       DEFINITIONS AND CONSTRUCTION................................................................   1
        1.1     Definitions.................................................................................   1
                (a)      Accrued Pension....................................................................   1
                         (1)      Normal Retirement Accrued Pension.........................................   1
                         (2)      Early Retirement Accrued Pension..........................................   1
                         (3)      Vested Termination or Disability Accrued Pension..........................   1
                         (4)      Late Retirement Accrued Pension...........................................   2
                (b)      Act................................................................................   2
                (c)      Actuarial (or Actuarially) Equivalent..............................................   2
                (d)      Actuary............................................................................   2
                (e)      Administrator......................................................................   2
                (f)      Anniversary Date...................................................................   2
                (g)      Authorized Leave of Absence........................................................   2
                (h)      Annual Bonus.......................................................................   3
                (i)      Average Monthly Compensation.......................................................   3
                         (1)      For Benefit Accruals Prior To January 1, 1994.............................   3
                         (2)      For Benefit Accruals On Or After January 1, 1994..........................   3
                (j)      Board..............................................................................   3
                (k)      Bonus..............................................................................   3
                (l)      Break in Service...................................................................   3
                (m)      Break Year.........................................................................   3
                (n)      Committee..........................................................................   3
                (o)      Company............................................................................   3
                (p)      Compensation.......................................................................   4
                (q)      Credited Service...................................................................   4
                (r)      Disability.........................................................................   4
                (s)      Disability Retirement Date.........................................................   4
                (t)      Early Retirement Date..............................................................   4
                (u)      Effective Date.....................................................................   4
                (v)      Eligible Service...................................................................   4
                (w)      Executive..........................................................................   5
                (x)      Fiduciaries........................................................................   5
                (y)      Late Retirement Date...............................................................   5
                (z)      Normal Retirement Date.............................................................   5
                (aa)     NSI................................................................................   5
                (bb)     Participant........................................................................   5
                (cc)     Pension............................................................................   5
                (dd)     Pension Commencement Date..........................................................   5
                (ee)     Pension Plan C.....................................................................   5


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
                (ff)     Plan...............................................................................   5
                (gg)     Plan Year..........................................................................   6
                (hh)     Predecessor Retirement Plan(s).....................................................   6
                (ii)     Primary Social Security Benefit....................................................   6
                (jj)     Prior Plan.........................................................................   6
                (kk)     Retirement.........................................................................   6
                (ll)     Service Date.......................................................................   7
                (mm)     Service Hours......................................................................   7
                (nn)     Termination Date...................................................................   7
                (oo)     Vested Terminee....................................................................   7
                (pp)     401(k) Plan........................................................................   7
         1.2    Construction................................................................................   7

ARTICLE II      PARTICIPATION, CREDITED SERVICE, ELIGIBLE SERVICE AND BREAK IN SERVICE.....................   1
         2.1    Eligibility for Participation:..............................................................   1
         2.2    Eligible Service............................................................................   1
         2.3    Credited Service............................................................................   1
                (a)      Credited Service Prior to February 15, 1976........................................   2
                (b)      Credited Service From and After February 15, 1976..................................   2
         2.4    Break in Service............................................................................   2
         2.5    Method of Becoming a Participant............................................................   3
         2.6    Participants Bound..........................................................................   3
         2.7    Military Service............................................................................   3
         2.8    Executive Not Actively At Work on Date of Eligibility.......................................   3
         2.9    An Executive Ceases Active Participation....................................................   3
        2.10    Transfers...................................................................................   3
                (a)      When Employee Becomes Executive....................................................   3
                (b)      Accrued Pension Under Transfer To A Non-Eligible Status............................   4

ARTICLE III     RETIREMENT AND TERMINATION DATES AND PENSIONS...............................................   1
         3.1    Normal Retirement and Pension...............................................................   1
         3.2    Late Retirement and Pension.................................................................   1
         3.3    Early Retirement and Pension................................................................   1
         3.4    Disability Retirement and Pension...........................................................   1
         3.5    Vested Terminee and Pension.................................................................   2
         3.6    Termination Prior to Completion of 10 Years of Credited Service.............................   2
         3.7    Normal Form of Payment of Pension...........................................................   2
         3.8    Optional Forms of Benefit Payment Optional Forms of Benefit
                Payment Optional Forms of Benefit Payment...................................................   2
                (a)      Period-Certain and Life Option.....................................................   2
                (b)      Contingent Annuitant Option........................................................   3
                (c)      Single Option......................................................................   3
                (d)      Social Security Level Income Option................................................   3

ARTICLE IV      PRE-RETIREMENT DEATH BENEFITS...............................................................   1
                (a)      Death Prior to Eligibility for Early or Normal Retirement..........................   1


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
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                (b)      Death After Attaining Eligibility for Early or Normal Retirement...................   1
ARTICLE V       PLAN FINANCING..............................................................................   1
         5.1    Payment of Costs and Expenses...............................................................   1

ARTICLE VI      FIDUCIARY RESPONSIBILITIES..................................................................   1
         6.1    Allocation of  Responsibility Among Fiduciaries.............................................   1
         6.2    Fiduciary Duties............................................................................   1
         6.3    Company Filing Responsibility...............................................................   1


ARTICLE VII     COMMITTEE AND ADMINISTRATION................................................................   1
         7.1    Appointment and Term of Committee...........................................................   1
         7.2    Selection of Secretary and Duties of Secretary..............................................   1
         7.3    Majority Vote Required, Exceptions..........................................................   1
         7.4    Payment of Expenses.........................................................................   1
         7.5    Limitation of Liability.....................................................................   1
         7.6    Right to Consult............................................................................   1
         7.7    General Duties..............................................................................   1
         7.8    Application and Forms For Pension...........................................................   2
         7.9    Facility of Payment.........................................................................   2
        7.10    Rules and Decisions.........................................................................   3
        7.11    Company to Furnish Information..............................................................   3
        7.12    Administrator to Furnish Other Information..................................................   3
        7.13    Beneficiary Designations....................................................................   3

ARTICLE VIII    SUCCESSOR COMPANY...........................................................................   1
         8.1    Successor Company...........................................................................   1

ARTICLE IX      PLAN TERMINATION............................................................................   1
         9.1    Right to Terminate..........................................................................   1

ARTICLE X       TRUST.......................................................................................   1

ARTICLE XI      AMENDMENTS AND ACTION BY COMPANY............................................................   1
        11.1    Amendments..................................................................................   1
        11.2    Notices of Amendment, Modification or Revision..............................................   1

ARTICLE XII     MISCELLANEOUS...............................................................................   1
        12.1    Nonguarantee of Employment..................................................................   1
        12.2    Rights Under Plan...........................................................................   1
        12.3    Nonalienation of Benefits...................................................................   1
        12.4    Entering Military Service...................................................................   1
        12.5    Headings for Convenience Only...............................................................   1
        12.6    Multiple Copies.............................................................................   1
        12.7    Governing Law...............................................................................   1


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
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        12.8    Guarantee of Performance....................................................................   1

ARTICLE XIII    CHANGE IN CONTROL...........................................................................   1
        13.1    Cause.......................................................................................   1
        13.2    Change in Control...........................................................................   1
        13.3    Termination of Employment...................................................................   2
        13.4    Amendment or Termination....................................................................   2

SCHEDULE 1
APPENDICES


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                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

1.1 Definitions: Where the following words and phrases appear in this Plan, they shall have the meanings set forth below, unless the context clearly indicates to the contrary:

         (a) Accrued Pension: A Participant as of any given date shall have an Accrued Pension, which in each case shall be reduced by (i) the Accrued Pension, or the Actuarial Equivalent of the Accrued Pension, where appropriate, which the Participant is entitled to receive from Pension Plan C (and in the event of death covered by Article IV(b), the Actuarial Equivalent of any Group Term Life Insurance), increased for purposes of this offset for any Participant who would not have been eligible for Early Retirement under Pension Plan C as in effect prior to February 15, 1989, but who elects Early Retirement hereunder, by recalculating his February 14, 1989 accrued benefit as if he were eligible for an Early Retirement benefit, and (ii) the Actuarial Equivalent value of the Participant's hypothetical Account in the 401(k) Plan, assuming the Participant had contributed to the 401(k) Plan during the period he was eligible to participate in such plan an amount annually equal to 4% of his "Annual Compensation" (as that term is defined in the 401(k) Plan and subject to the limitation of Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code")) over $15,000 and received related Matching Contributions, and that his Account had earned 8% per annum to such date. The determination of the reduction under this paragraph shall be made by the Committee and its decisions on such matters shall be final and binding on all parties. The appropriate Accrued Pension shall be classified as follows:

                  (1) Normal Retirement Accrued Pension: An amount equal to the Participant's Average Monthly Compensation multiplied by 45%, minus 50% of his Primary Social Security Benefit. The amount determined in the preceding sentence is then multiplied by a fraction having a numerator equal to his Credited Service at his Normal Retirement Date and a denominator equal to the greater of (a) twenty (20) or (b) his Eligible Service on such date;

                  (2) Early Retirement Accrued Pension: A Participant's Accrued Pension as of any given date that is after the date he has attained both at least age 55 and completed at least 10 years of service from his Service Date to his Early Retirement Date, and before his Normal Retirement Date, shall be an amount equal to 45% of his Average Monthly Compensation, minus 50% of his Primary Social Security Benefit. The amount determined in the preceding sentence is then multiplied by a fraction having a numerator equal to his Credited Service at his Early Retirement Date and a denominator equal to the greater of (a) twenty (20) or (b) his Eligible Service on such date;

                  (3) Vested Termination or Disability Accrued Pension: A Participant's Accrued Pension as of any given date when his Accrued Pension is not determined


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         under subparagraphs (1) or (2) above, or (4) below, shall be an amount equal to 45% of the Participant's Average Monthly Compensation minus 50% of his Primary Social Security Benefit. The amount determined in the preceding sentence is then multiplied by a fraction having a numerator equal to the Participant's Credited Service on his Termination Date, and a denominator equal to the greater of (i) twenty
         (20), or (ii) the sum of (A) the Participant's Eligible Service on his Termination Date plus (B) the number of years of Eligible Service the Participant would have earned if he had continued his employment with the Company from his Termination Date until his Normal Retirement Date, with any fractional year expressed as a decimal equivalent, to two decimal places.

Notwithstanding the foregoing, when a Participant who received a distribution or distributions following his Termination Date or Retirement is re-employed and again becomes an active Participant, such Participant's Accrued Pension, as computed pursuant to the appropriate subparagraph of this Section, shall be reduced by the monthly Accrued Pension amount that is the Actuarial Equivalent of the distribution(s) made to the Participant.

                  (4) Late Retirement Accrued Pension: A Participant's Accrued Pension as of any given date that is after the date he has attained his Normal Retirement Date shall be an amount equal to an increased Pension which is the Actuarial Equivalent of an amount otherwise payable at his Normal Retirement Date, equal to 45% of the Participant's Average Monthly Compensation minus 50% of his Primary Social Security Benefit. The amount determined in the preceding sentence is then multiplied by a fraction having a numerator equal to his Credited Service at his Normal Retirement Date and a denominator equal to the greater of (a) twenty (20) or (b) his Eligible Service on such date.

         (b) Act: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

         (c) Actuarial (or Actuarially) Equivalent: Equality in value of the aggregate amounts expected to be received under different forms of payment, using the same basis as defined for such term in Pension Plan C.

         (d) Actuary: The individual actuary, or firm of actuaries, selected by the Administrator to provide actuarial services in connection with the administration of the Plan.

         (e)      Administrator: Acuity Brands, Inc.

         (f) Anniversary Date: January 1; under the Prior Plan prior to January 1, 1994, the Anniversary Date was February 15.

         (g) Authorized Leave of Absence: Any absence authorized by the Company under the Company's standard personnel practices, provided that all persons under similar circumstances shall be treated alike in the granting of such Authorized Leaves of Absence,


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and provided further that the Participant returns within the period specified in the Authorized Leave of Absence.

         (h) Annual Bonus: The amount awarded an Executive under the Company's annual bonus program, subject to the provisions and limitations contained in Section 1.1(p) of the Plan.

         (i) Average Monthly Compensation: For Executives, the following definitions shall apply:

                  (1) For Benefit Accruals Prior To January 1, 1994: The applicable monthly amount shall be the average of his basic monthly salary determined as of the three (3) consecutive November 15ths of the last ten (10) November 15ths (excluding amounts earned after age sixty-five (65)) immediately preceding the Participant's date of Retirement, termination of employment or death, during which it was highest and 1/12 of the average of the three (3) highest, consecutive Annual Bonuses awarded to the Participant during the ten (10) years immediately preceding the Participant's date of Retirement or death, or Termination Date.

                  (2) For Benefit Accruals On Or After January 1, 1994: The applicable monthly amount shall be the average of his Compensation for the three highest, consecutive calendar years during the ten years (excluding Compensation after age 65) immediately preceding the Participant's date of Retirement, death or other termination of employment.

         (j) Board: The Board of Directors of Acuity Brands, Inc. or its Executive Committee.

         (k) Bonus: An annual bonus awarded to a Participant for the Company's Fiscal Year ending in the Plan year.

         (l) Break in Service: An event which results in the cancellation of a Participant's previous Credited Service and Eligible Service as provided in
Section 2.4.

         (m) Break Year: A Plan Year in which an Executive failed to accrue at least 500 Service Hours.

         (n)      Committee: The persons appointed under the provisions of
Article VII.

         (o) Company: Company shall mean Acuity Brands, Inc. (or its successor or successors). Affiliated or related employers are permitted to adopt the Plan and shall be known as "Adopting Employers." To the extent required by certain provisions (e.g., determining Average Monthly Compensation, Credited Service and Service Date), references to the Company shall include the Adopting Employer of the Participant. Adopting Employers are listed on Schedule 1.


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         (p)      Compensation: Subject to adjustment as provided in the next sentence, (1) for benefit accruals prior to January 1, 1994, an Executive's "Compensation" shall be determined under Section 1.1(i)(1), and (2) for benefit accruals on or after January 1, 1994, "Compensation" shall be the Executive's salary and wages for the calendar year, and any Annual Bonuses awarded during the year (such amount shall generally equal the amount shown in Box 10 of Form W-2 for the year or a similar Box on any future Form W-2 or replacement form). In either case, Compensation and Annual Bonuses shall include any amounts which shall be voluntarily deferred by the Executive under any salary or bonus deferral or reduction program (whether qualified or non-qualified) which may be instituted by the Company, but shall not include any earnings or Company match on these deferred amounts, or payments from such programs or any similar salary deferral or bonus deferral programs. A Participant's Compensation and Annual Bonuses that were credited prior to the Effective Date under the Prior Plan shall also be credited under this Plan.

         (q) Credited Service: The period of a Participant's employment with the Company considered in determining his eligibility for benefits from the Plan and the amount of his Accrued Pension, in accordance with Section 2.3, or credited pursuant to Section 2.10, plus, for the sole purpose of determining his eligibility for a Vested Pension, any period of employment completed prior to eligibility for Participation in Pension Plan C and Predecessor Pension Plans. A Participant's Credited Service prior to the Effective Date under the Prior Plan shall also be credited under this Plan.

         (r) Disability: Disability which is likely to be total and permanent shall be established in the following manner: If the Company or the Participant believes that the Participant is incapable by reason of his disability to perform his customary work for the Company, and if the Committee, the Company and the Participant unanimously agree that the Participant is so disabled, such unanimous findings shall be conclusive proof of the Participant's Disability. If the Committee, the Company, and the Participant are not unanimous, then the Committee, acting as a unit, by one vote, the Company by one vote, and the Participant by one vote, and by a majority of said three votes, shall select a physician whose duty it shall be to find and so certify to the Committee if the Participant is physically incapable of further employment by the Company to perform his customary work. Such certification shall be final and conclusive on all parties. The reasonable expenses of such determination shall be considered as an administrative expense of the Company.

         (s) Disability Retirement Date: The Date of Retirement due to Disability as specified in Section 3.4.

         (t) Early Retirement Date: The date of Early Retirement as specified in Section 3.3.

         (u) Effective Date: This Plan is effective November 30, 2001. The date on which the Prior Plan initially became effective was July 1, 1983.

         (v) Eligible Service: The period of a Participant's employment with the Company considered in determining the amount of his Accrued Pension, in accordance with Section


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2.2. A Participant's Eligible Service prior the the Effective Date under the
Prior Plan shall also be credited under this Plan.

         (w) Executive: Any person who, on or after the Effective Date, is classified as an executive officer of the Company covered by a bonus arrangement and who is receiving remuneration for personal services rendered to the Company (or would be receiving such remuneration except for an Authorized Leave of Absence), and any other officer of the Company (or an Adopting Employer) designated by the Chief Executive Officer of the Company as eligible to participate in the Plan and who is listed on an Appendix attached hereto.

         (x) Fiduciaries: The Company, the Plan Administrator and the Committee, but only with respect to the specific responsibilities of each for Plan administration, all as described in Article VI.

         (y) Late Retirement Date: The date of Retirement subsequent to Normal Retirement Date as specified in Section 3.2.

         (z)      Normal Retirement Date: The date of Retirement as specified in
Section 3.1.

         (aa) NSI: National Service Industries, Inc., a Delaware corporation, and the corporation from which the Company was spun-off on the Effective Date.

         (bb) Participant: An Executive participating in the Plan in accordance with the provisions of Section 2.1.

         (cc) Pension: A series of monthly amounts which are payable to a person who is entitled to receive benefits under the Plan.

         (dd) Pension Commencement Date: The date as of which the initial payment of a Participant's Pension is due to commence, as provided in Article III, provided that such date shall, in no event, be later than the first of the month following or coincident with the last to occur of the following: (a) ten years after the commencement date of the Participant's participation in the Predecessor Pension Plan and Pension Plan C or (b) the Participant's Normal or Late Retirement Date or (c) the Termination Date of the Participant.

         (ee) Pension Plan C: The Acuity Brands, Inc. Pension Plan, the pension plan provided for employees of the Corporate Office of Acuity Brands, Inc., as it may be amended from time to time. The Pension Plan was previously maintained by NSI as National Service Industries, Inc. Pension Plan C and was adopted and assumed by the Company on the Effective Date.

         (ff) Plan: The Acuity Brands, Inc. Supplemental Retirement Plan for Executives, the Plan set forth herein, as amended from time to time.


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         (gg)     Plan Year: A twelve (12) month period beginning on January 1 and ending on December 31. The Prior Plan had a short Plan Year from February 15, 1993 through December 31, 1993; under the Prior Plan before January 1, 1994, the Plan Year was February 15 through the next following February 14.

         (hh) Predecessor Retirement Plan(s): The Pension Plan and Trust Agreement between NSI and The Trust Company of Georgia dated November 11, 1942, the Revised Plan and Trust Agreement of November 15, 1961, the National Linen Pension Plan for Salaried Employees and Route Salesmen Not Covered Under Any Other Retirement Plan dated November 15, 1964, GA 1008, National Linen Pension Plan for Branch Managers, etc., GA 1014, or any one of them as the context may require.

         (ii) Primary Social Security Benefit: The monthly amount available to the Participant at age sixty-five (65) under the provisions of Title II of the Social Security Act (or its equivalent in the event of amendment, modification or replacement) in effect at the earliest to occur of (i) Retirement, but not later than Normal Retirement Date, or (ii) termination of employment, without regard to any increases in the wage base or benefit levels that take effect after the date of Disability Retirement, Early Retirement, or termination of employment; provided that

                  (1) For the purposes of Section 1.1, if the exact Primary Social Security Benefit is not known upon termination of employment, it shall be estimated in accordance with uniform rules adopted by the Committee;

                  (2) For the purposes of Section 1.1(a)(2) and 1.1(a)(3), if an Executive terminates employment prior to age sixty-five (65), his Primary Social Security Benefit shall be calculated by assuming that he had no Compensation or other earnings after his date of termination of employment; and

                  (3) The fact than an Executive does not actually receive such amount because of failure to apply or continuance of work, or for any other reason, shall be disregarded.

         (jj) Prior Plan: The Supplemental Retirement Plan for Executives of National Service Industries, Inc. as in effect immediately prior to the Effective Date, in which certain participants in this Plan previously participated. A Participant's Compensation, Bonus, Credited Service, Eligible Service and other service arising out of the Participant's employment with NSI and its subsidiaries prior to the Effective Date shall be counted for purposes of this Plan in accordance with the provisions of the Plan.

         (kk) Retirement: Termination of employment for reason other than death after a Participant has fulfilled all requirements for a Normal Retirement Pension, or a Late Retirement Pension, or an Early Retirement Pension, or a Disability Retirement Pension. Retirement shall be considered as commencing on the day immediately following a Participant's last day of employment (or Authorized Leave of Absence, if later).


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         (ll)     Service Date: The date as of which an Executive's most recent period of continuous employment with the Company commenced. Such date shall coincide with the Executive's first date of hire with the Company unless he suffered a subsequent Break in Service, in which event the Executive's Service Date shall be the earliest date of re-employment with the Company as of which he commenced accruing Eligible Service without any cancellation thereof because of a subsequent Break in Service.

         (mm)     Service Hours: Subject to the Break in Service provisions of
Section 2.4, all hours for which an Executive is compensated by the Company prior to the Executive's Normal Retirement Date shall be credited as Service Hours.

         (nn) Termination Date: The date of termination of an Executive's employment with the Company for reasons other than death or Retirement.

         (oo) Vested Terminee: A Participant whose Termination Date occurs after the completion of at least ten (10) years of Credited Service (but exclusive of that period he was eligible to participate and did not participate) but prior to achieving eligibility for Retirement.

         (pp) 401(k) Plan: The Acuity Brands, Inc. 401(k) Plan for Corporate Employees, as it may be amended from time to time. The 401(k) Plan was previously maintained by NSI and was adopted and assumed by the Company on the Effective Date.

1.2 Construction: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan, not to any particular provision or Section.


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                                   ARTICLE II

                        PARTICIPATION, CREDITED SERVICE,
                      ELIGIBLE SERVICE AND BREAK IN SERVICE

2.1      Eligibility for Participation:

         (a) In General - An Executive who is a Participant in the Prior Plan and Pension Plan C as of the Effective Date shall participate in this Plan on the Effective Date, subject to the conditions and limitations provided for herein. Any other Executive shall be eligible to participate on the Anniversary Date following the fulfillment of the following:

                  (i) The Executive has attained at least the age of twenty-four (24) years and six (6) months, provided his employment did not commence on or after his sixtieth (60th) birthday;

                  (ii) The Executive is a participant in Pension Plan C, but is not covered under any other tax-qualified non-governmental retirement plan (other than the 401(k) Plan) to which the Company contributes, whether the plan is a Company plan or otherwise;

                  (iii) The Executive has completed six (6) months of employment.

After a Break in Service, a former Participant who is rehired may again become a Participant upon again fulfilling the above requirements.

         (b) Special Eligibility - Any Executive (or group of Executives) designated on an Appendix attached hereto shall be eligible to participate in the Plan on the date specified in the Appendix and in accordance with the conditions and limitations provided in such Appendix.

2.2 Eligible Service: Subject to the Break in Service provisions of Section 2.4, the period of employment of an Executive from the date he first became eligible to participate under the provisions of the Predecessor Pension Plans or Pension Plan C to the date of Retirement, or death, or Termination Date, or the Participant's 65th birthday, whichever is the first to occur, excluding from such period any periods during which the Executive could not make a Participant Contribution to a Pension Plan of the Company due to having no earnings from the Company as the result of a period of Authorized Leave of Absence (to the extent such Participant contributions would have been required to participate). Eligible Service shall be expressed in terms of years and a fraction, with a fractional year expressed as a decimal equivalent, to two decimal places.

2.3 Credited Service: Subject to the Break in Service provisions of Section 2.4, and the provisions of Section 2.10, the period of employment during which an Executive is a Participant in a Predecessor Pension Plan and Pension Plan C, determined as of any given date as the sum of (a), if any, and (b) as follows:

         (a) Credited Service Prior to February 15, 1976: The period of employment during which the Executive is a Participant in a Predecessor Pension Plan through February 14, 1976. Such Credited Service shall be expressed in terms of years and a fraction, with a fractional year expressed as a decimal equivalent, to two decimal places. Any cancellation of service under the provisions of the Predecessor Pension Plans prior to February 15, 1976 is not restored by the provisions hereof.

         (b) Credited Service From and After February 15, 1976: A Participant shall accrue one (1) year of Credited Service for each Plan Year from and after February 15, 1976 during which he is an active Participant in Pension Plan C and in which he has 1,000 or more Service Hours, except that no Credited Service shall be credited after the Participant's Normal Retirement Date. No Credited Service shall be granted for any Plan Year in which less than 1,000 Service Hours are completed except for the Plan Year of the Participant's Retirement or Termination Date or death and except for the short Plan Year February 15, 1993 through December 31, 1993, which shall require only 875 Service Hours to receive a year of Credited Service. The final Plan Year shall be credited as the decimal equivalent, expressed to two decimal places, of a fraction having a numerator equal to the Participant's Service Hours accrued during such final year, if less than 1,000 in such year, and a denominator with respect to such year equal to 1,000 Service Hours.

No Credited Service shall accrue for any period of employment for which an Executive did not make required Participant Contributions under Pension Plan C, but only to the extent such Participant Contributions were required to be made for such period.

2.4 Break in Service: After the Effective Date, a Plan Year during which a Participant completes less than 500 Service Hours as the result of the occurrence of a Termination Date or Retirement shall constitute a Break in Service. Upon incurring a Break in Service, an Executive's rights and benefits under the Plan shall be determined in accordance with his Credited Service and Eligible Service, and other applicable Plan provisions at the time of the Break in Service.

No Pension payments shall be made during a period of employment with the Company; and if a re-employed Participant had received any Pension payments under the Plan, the Pension payable starting on the first day of the calendar month coinciding with or next following the date of his subsequent Retirement shall be reduced by the Actuarial Equivalent of any Pension payments he received prior to his Normal Retirement Date.

An Authorized Leave of Absence due to service in the Armed Forces of the United States shall not constitute a Break in Service, provided that the absence is caused by war or other emergency, or provided that the Executive is required to serve under the laws of conscription in time of peace, and further provided that the Executive returns to employment with the Company within the period provided by law. An Authorized Leave of Absence for other reasons shall not constitute a Break in Service if the Executive returns to active employment with the Company upon expiration of the period of such Authorized Leave of Absence.

2.5 Method of Becoming a Participant: Each Executive who has heretofore been a Participant in Pension Plan C shall continue to be a Participant in this Plan without making written application. All other Executives shall become Participants in this Plan at the time they become Participants in Pension Plan C, except as may otherwise be provided in the Appendix applicable to such Participant.

2.6 Participants Bound: Each Executive becoming a Participant hereunder shall be conclusively presumed for all purposes to have consented to this Plan and any amendments, modifications or revisions hereto, and to all the terms and conditions thereof, and shall be bound thereby with the same force and effect as if he had entered into a contract to such effect and any amendments, modifications or revisions hereto.

2.7 Military Service: A leave of absence due to service in the Armed Forces to the United States shall not constitute a Break in Service, and shall not be considered as Credited Service or Eligible Service under the Plan, provided that the absence is caused by war or other emergency, or provided that the Executive is required to serve under the laws of conscription in time of peace, and further provided that the Executive returns to employment with the Company within the period provided by law.

2.8 Executive Not Actively At Work on Date of Eligibility: An Executive who is not actively at work on his date of eligibility for any reason other than a Break in Service, shall become eligible to participate on his return to active employment, provided he becomes a Participant as otherwise provided herein.

2.9 An Executive Ceases Active Participation: Except as provided in Section 2.10, if an Executive ceases to be an active Participant in Pension Plan C, he shall be treated as if his employment terminated at such time and any benefit to which he would be entitled will be computed as if there had been a termination of employment; however, any distribution of such benefit shall not commence until such time as he would otherwise become entitled (had he continued as a Participant) to a benefit because of a Retirement date, actual termination of employment or death; provided, if such Executive withdraws within ninety (90) days after first becoming a Participant in Pension Plan C, then such Executive shall cease to be a Participant in Pension Plan C and in this Plan as of the first day of the immediately succeeding pay period and unless the Executive shall otherwise again become a Participant under this Plan, he shall have no further rights or benefits as a Participant in this Plan.

2.10 Transfers: The following rules shall apply when an Executive transfers to or from an Executive position in the Company:

         (a) When Employee Becomes Executive: An Employee of the Company who becomes an Executive of the Company, may become a Participant under this Plan on the Anniversary Date as of which he has met the eligibility requirements for participation; however, the Executive's Service Date for the purpose of this Plan shall be the date of his employment with the Company, not the date he becomes an Executive.

         (b) Accrued Pension Under Transfer To A Non-Eligible Status: If a Participant is transferred to a non-eligible status of employment within the Company, his Accrued Pension under this Plan will be determined as though his transfer were a termination of employment, however if the transfer occurs prior to the completion of ten (10) years of Credited Service, such Participant shall continue to accrue Service for vesting purposes only until his employment with the Company shall terminate. The date of such termination of employment will be deemed to be the date of his transfer.

                                  ARTICLE III

                  RETIREMENT AND TERMINATION DATES AND PENSIONS

3.1 Normal Retirement and Pension: A Participant may retire on his 65th birthday, which is his Normal Retirement Date, and he shall be fully vested, and his Pension shall commence as of the first day of the calendar month coinciding with or next following his 65th birthday. The Participant's Pension shall be his Accrued Pension and shall be payable in the normal form described in Section 3.7., unless the Participant elects an optional form of benefit in accordance with Section 3.8.

3.2 Late Retirement and Pension: When permitted by Company policy, a Participant may continue his employment beyond his Normal Retirement Date and in such event his Late Retirement Accrued Pension shall commence as of the first day of the calendar month coinciding with or next following the date of his actual Retirement, which shall be his Late Retirement Date. The Participant's Late Retirement Accrued Pension shall be payable in the normal form described in
Section 3.7, unless the Participant elects an optional form of benefit in accordance with Section 3.8.

3.3 Early Retirement and Pension: A Participant may retire after his 55th birthday and the date of completion of at least 10 years of service from his Service Date to his Early Retirement Date and be entitled to an Early Retirement Accrued Pension. If he retires, the Participant's Pension shall be equal to his Accrued Pension, payable in the normal form described in Section 3.7 and payment shall commence as of the first day of the calendar month coinciding with or next following the Participant's 65th birthday. A Participant may elect to commence his Early Retirement Pension as of the first day of the calendar month coinciding with or next following his Retirement, or as of the first day of any subsequent calendar month which precedes his Normal Retirement Date. In such event, the Participant's Pension, payable in the normal form, shall be reduced five-twelfths of one percent (5/12ths of 1%) for each full month or portion thereof by which the commencement of the Early Retirement Pension precedes the Participant's Normal Retirement Date. In lieu of the normal form of benefit payment, a Participant may elect to receive his Accrued Pension in one of the optional forms of benefit payment set forth in Section 3.8, which shall be the Actuarial Equivalent of the normal form.

3.4 Disability Retirement and Pension: A Participant shall be eligible for a Disability Retirement Pension if he retires by reason of Disability and his Disability Retirement Date shall be the day next following the day on which the Participant is deemed to have a Disability as defined in Section 1.1(r). A Disability Retirement Pension shall commence as of the first day of the calendar month coinciding with or next following his Retirement, shall be payable in the normal form described in Section 3.7 (unless the Participant elects an optional form of benefit in accordance with Section 3.8) and shall be equal to the Participant's Accrued Pension.


                                     III-1

3.5 Vested Terminee and Pension: A Vested Terminee as defined in Section 1.1(oo) shall be entitled to the benefits pursuant to (a) or (b), as applicable:

         (a) A Pension equal to his Accrued Pension, payable in the normal form described in Section 3.7, or at the election of the Participant, in an optional form described in Section 3.8. Payment of such Pension shall commence on the first day of the calendar month coinciding with or next following the Vested Terminee's 65th birthday.

         (b) A Participant with at least twenty (20) years of Credited Service may request the Committee to commence the payment of his Accrued Pension as of the first day of any calendar month that is after his 55th birthday but prior to his 65th birthday. Such Pension shall be payable in the normal form described in Section 3.7 and shall commence as of the beginning of the month so requested but the amount thereof shall be reduced by 5/12ths of 1% for each full month by which the actual Pension commencement date precedes the Participant's Normal Retirement Date. In lieu of the normal form, the Participant may elect one of the optional forms of payment described in Section 3.8. Any such optional form of benefit shall be the Actuarial Equivalent of the reduced normal form described above.

3.6      Termination Prior to Completion of 10 Years of Credited Service:
Subject to Article XIII, a Participant whose Termination Date occurs prior to the completion of 10 years of Credited Service shall be entitled to no benefits under this Plan.

3.7 Normal Form of Payment of Pension: The normal form of pension payment shall be a single-life annuity with 120 payments certain. If a Participant receiving Pension payments dies before 120 monthly Pension payments have been made, Pension payments shall be continued to the Participant's beneficiary until the sum of monthly payments to both the Participant and his beneficiary is 120. The normal form of benefit provided herein shall be applicable to any Accrued Benefit paid with respect to the Annual Bonus based benefit, effective as of July 1, 1990.

3.8 Optional Forms of Benefit Payment Optional Forms of Benefit Payment Optional Forms of Benefit Payment: A Participant entitled to a Pension in the normal form may elect to receive a Pension payable under one of the options described below.

An option shall be exercised in writing on a form approved by the Committee before the Participant's Pension payments commence and the aggregate of the pension payments expected to be made shall be the Actuarial Equivalent of the normal form of Pension to which the Participant is entitled. The optional forms are:

         (a) Period-Certain and Life Option: A Participant may elect to receive an adjusted Pension payable until death; and if the Participant's death occurs within a period of 60 or 180 months (as elected by the Participant) after his Pension commencement date, payment of the Pension will be continued in the same amount to the person or persons designated by the Participant for the balance of the 60 or 180 month period.


                                     III-2

         (b) Contingent Annuitant Option: A Participant may elect to receive an adjusted Pension payable during the joint lives of the Participant and a person designated by the Participant as his contingent annuitant; so that, following the death of the Participant, payment of the Pension in the same amount or in an amount equal to 75% or 50% of the Participant's Pension (as elected by the Participant) shall continue to the contingent annuitant, if surviving, with the last payment to be made as of the first day of the month in which the death of the contingent annuitant occurs.

Notwithstanding any provision herein to the contrary, if the contingent annuitant (or beneficiary) is other than the Participant's spouse and if the value of the Participant's benefit under the above options will be less than 51% of the value of his life income with 120 months certain Pension, the optional benefit shall be adjusted so that the value of the Participant's benefit under the option will be equal to 51% of the value of the Participant's life income with 120 months certain Pension.

A Participant electing a Contingent Annuitant Option must designate a joint pensioner at the time of such election but may change such designation at any time prior to the date on which his Pension is to commence. If a joint pensioner dies before the date on which the Participant's Pension is to commence, the election shall be of no effect, and the Participant shall be treated as though he had not elected such option; but if the joint pensioner dies on or after the date on which the Participant's Pension is to commence, the election shall continue in force, and the amount of the Participant's Pension shall not be increased thereby.

         (c) Single Option: A Participant may elect to receive an adjusted Pension payable for his lifetime only, with no survivorship Pension payable following his death.

         (d) Social Security Level Income Option: A Participant whose Pension payments commence prior to the earliest date on which Social Security payments may be commenced may elect to receive a higher monthly Pension from the Plan before his Social Security payments are to commence and a lower payment for life thereafter so that his total monthly retirement income, before and after the commencement of his Social Security payments, is approximately the same. For the purpose of this option, such Social Security payment will be determined, as nearly as may be estimated under the provisions of the Federal Social Security Act as in force on the Participant's Retirement, assuming that the Participant
(1) is no longer in employment and (2) makes proper application for such benefit on the earliest possible date. This option is available only to a Participant who retires early and elects to have his Pension commence prior to his Normal Retirement Date under the provisions of Section 3.3.

The "Option Effective Date" hereunder shall be (a) the Participant's 65th birthday in the case of Normal Retirement, but only if the Participant's spouse is the beneficial or contingent annuitant, or (b) the date the Participant's Pension commences, in any other case. Evidence of a Participant's good health shall be required by the Committee before election of an optional form of benefit will be permitted, unless the option is elected at least one year prior


                                     III-3
to the Option Effective Date. Under no circumstances may an option be elected, changed or revoked after the Option Effective Date.

An election made pursuant to this Section 3.8 shall become inoperative if the Participant's employment terminated before he is eligible for either a Normal or Early Retirement Pension, or if the Participant or his beneficiary or contingent annuitant dies before the Option Effective Date. If an option under this Section becomes effective, it will be in place of any benefit otherwise payable under this Plan, and the form made available by the Committee for election of the option shall so specify.


                                     III-4

                                   ARTICLE IV

                          PRE-RETIREMENT DEATH BENEFITS

The Pre-Retirement Death Benefits payable following the death of a Participant shall be determined as follows:

         (a) Death Prior to Eligibility for Early or Normal Retirement: No death benefit is provided under this Plan for Participants who die prior to completing the eligibility requirements for Early or Normal Retirement.

         (b)      Death After Attaining Eligibility for Early or Normal
Retirement: If a Participant dies while employed by the Company or an Adopting Employer after completing the eligibility requirements for Early Retirement or Normal Retirement, the Participant's designated beneficiary shall be paid the amount which would have been payable to the Participant under this Plan had the Participant retired immediately prior to the moment of his death, with such payments commencing on the first day of the month following the date of death of the Participant. The Participant's beneficiary shall receive the 120 monthly payments under the normal form of pension payment (as described in Section 3.7) and the payments shall cease after such 120 monthly payments have been made. In computing the amount payable under this Plan, the Actuarial Equivalent of any Group Term Life Insurance benefits (Policy No. 8800-1(52) or its replacement) payable as a result of the Participant's death while covered under Pension Plan C shall be deemed to have been paid as a death benefit from Pension Plan C. If the Participant terminates employment after satisfying the requirements for Early Retirement but delays commencement of his Pension, he shall be covered by the death benefit provisions of this subsection (b) until his Pension payments commence.

                                   ARTICLE V

                                 PLAN FINANCING

5.1 Payment of Costs and Expenses: All costs of providing the benefits under the Plan and the expenses thereof, including the cost of the Committee and the Administrator and any Actuary, shall be paid from the general assets of the Company (or with respect to Participants employed by an Adopting Employer, from the general assets of such Adopting Employer).

                                   ARTICLE VI

                           FIDUCIARY RESPONSIBILITIES

6.1 Allocation of Responsibility Among Fiduciaries: The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan. In general, the Company shall have the responsibility for providing the benefits payable under this Plan; to perform the responsibilities of the Plan Administrator; shall have the sole authority to appoint and remove the members of the Committee; and to amend or terminate, in whole or in part, this Plan. The Committee shall have the responsibility for the duties set forth in Article VII. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan, and is not required under this Plan to inquire into the propriety of any such direction, information or action. It is intended under this Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the payment of benefits under this Plan in any manner.

6.2 Fiduciary Duties: All Fiduciaries hereunder shall discharge their duties with respect to the Plan solely in the interest of the Participants and Beneficiaries and

         (a) for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

         (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

         (c) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of the Act.

6.3 Company Filing Responsibility: To the extent not otherwise specifically provided in the Plan, the Company shall be responsible for filing with the Internal Revenue Service and Department of Labor all returns, reports and other documentation required under the Act.

                          COMMITTEE AND ADMINISTRATION

7.1 Appointment and Term of Committee: The Committee shall be the Compensation Committee of the Board of Directors of the Company or such other Committee as the Board may choose to appoint. Any member may resign by notice in writing filed with the Company. The Board may remove any member, with or without cause, at any time by notice in writing to the member and the other members of the Committee. Until vacancies have been filled by the Board, the remaining members of the Committee shall have full authority to act.

7.2 Selection of Secretary and Duties of Secretary: The Committee may choose from its members a Secretary. The Secretary shall keep minutes of the Committee proceedings and all records and documents pertaining to the Committee's administration of the Plan. The Committee may employ and suitably compensate such attorneys, advisory, clerical and other employees as it may deem necessary in the performance of its duties.

7.3 Majority Vote Required, Exceptions: The action of the Committee shall be determined by the vote or other affirmative expression of a majority of its members, except that the Committee may assign any or all administrative duties to one or more members or to any person designated by the Committee. Except as otherwise expressly provided in this Section, a meeting need not be called or held to make any decision, but such decision may be made by a written document signed by a majority of the then members. Either the Chairman or the Secretary may execute any certificate or other written direction on behalf of the Committee.

7.4 Payment of Expenses: It is intended that all expenses of the Committee shall be paid by the Company.

7.5 Limitation of Liability: No member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part, excepting his own willful misconduct or unless such liability is imposed by law. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee, excepting only expenses and liabilities arising out of his own willful misconduct or unless such indemnification is not permitted by law.

7.6 Right to Consult: Eligible Participants and Beneficiaries may consult with the Committee on any matters relating to the Plan.

7.7 General Duties: The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan, and shall have all powers necessary to accomplish that purpose, including, but not by way of limitation, the following:


                                     VII-1

         (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder and to notify the Participant and the Company, where appropriate;

         (b) to adopt By-Laws and rules as it deems necessary, desirable or appropriate;

         (c) to prescribe procedures to be followed by Participants or beneficiaries filing applications for benefits;

         (d) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

         (e) to receive from the Company and from Participants such information as shall be necessary for the Committee to perform its duties hereunder;

         (f) to furnish the Company, upon request, such annual reports as are reasonable and appropriate with respect to the Committee's duties hereunder;

         (g) to receive, review and keep on file (as it deems convenient or proper) reports of the receipts and disbursements of the Plan;

         (h) to appoint or employ individuals to assist in the administration of its duties under the Plan and any other agents as it deems advisable, including legal or actuarial counsel.

The Committee shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for any benefits under the Plan. The Committee shall have the exclusive discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters are final and conclusive.

7.8 Application and Forms For Pension: The Committee may require a Participant to complete and file with the Committee an application for Pension and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including the Participant's current mailing address.

7.9 Facility of Payment: Whenever, in the Committee's opinion a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Company to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the Company to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of the


                                     VII-2

Committee of any liability for the selection of Such payee or the making of such payment under the provisions of the Plan.

7.10 Rules and Decisions: When making any determination, the Committee shall be entitled to rely upon information furnished by the Company, legal counsel for the Company, or the Actuary.

7.11 Company to Furnish Information: To enable the Committee to perform its functions, the Administrator shall supply full and timely information to the Committee of all matters relating to the pay of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

7.12 Administrator to Furnish Other Information: To the extent not otherwise provided in the Plan, the Administrator shall be responsible for providing all notices and information required under the Act to all Participants.

7.13 Beneficiary Designations: Each Participant who may be eligible for the payment of preretirement death benefits on his behalf pursuant to Article IV(b) or who will receive his Accrued Pension under the normal form of payment described in Section 3.7, shall have the right at any time to designate, and rescind or change any designation of, a primary and contingent beneficiary or beneficiaries to receive benefits in the event of his death. If there is no designated beneficiary alive when a death benefit becomes payable under the Plan, the benefit shall be paid to the estate of the Participant. If a primary beneficiary dies before receiving all death benefits to which he is entitled, the balance of such payments shall be paid to the contingent beneficiary, if any. If there is no contingent beneficiary, or if the contingent beneficiary dies before receiving all death benefit payments to which he is entitled, the commuted value of the balance of such payments shall be paid to the estate of the last to die of such beneficiaries. Neither the Company (in its capacity as such) nor the Administrator shall be named as beneficiary. A designation or change of beneficiary shall be made in writing on such form or forms as the Committee may require.

After such notice is so filed, the designation or change will relate back and take effect as of the date the Participant signed such written notice, whether or not the Participant is living on the date such notice is received by the Committee, but without prejudice to the Committee or the Company on account of any payment made before receipt of such notice. If at the death of a Participant, there is more than one beneficiary designated and in such designation, the Participant has failed to specify their respective interests, the beneficiaries shall share equally.

Anything in this Plan to the contrary notwithstanding, if an amount becomes payable hereunder to the executors or the administrators of any person and evidence satisfactory to the Committee is given to it that no petition for the appointment of such executors or administrators has been or will be filed, the Committee may, at its option, pay the amount otherwise payable, or the commuted value thereof, to the wife or husband of such person, if living; if not living, in equal shares to the then living children of such person; if not, to either


                                     VII-3
the father or mother of such person, or to both equally if both are living; if neither parent is living, in equal shares to the then living brothers and sisters of such person.


                                     VII-4

                                  ARTICLE VIII

                                SUCCESSOR COMPANY

8.1 Successor Company: In the event of the dissolution, merger, consolidation or reorganization of the Company, provision may be made by which the Plan will be continued by the successor; and, in that event, such successor shall be substituted for the Company under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan.


                                     VIII-1

                                   ARTICLE IX

                                PLAN TERMINATION

9.1 Right to Terminate: The Company may terminate the Plan at any time by resolution of the Board. In the event of the termination or partial termination of the Plan, the rights of all affected Participants to benefits accrued to the date of such termination or partial termination shall be fully vested and nonforfeitable. Notwithstanding anything contained herein to the contrary, for a period of two (2) years following a Change in Control, this Plan shall not be terminated.

                                   ARTICLE X

                                      TRUST

The benefits provided by this Plan shall be unfunded. All amounts payable under this Plan to a Participant shall be paid from the general assets of the employer which principally employs the Participant (the "Obligated Employer"), and nothing contained in this Plan shall require the Obligated Employer to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. This Plan shall create only a contractual obligation on the part of the Obligated Employer and Participants shall have the status of general unsecured creditors of the Obligated Employer under the Plan with respect to amounts of Compensation they defer hereunder or any other obligation of the Obligated Employer to pay benefits pursuant hereto. Any funds of the Obligated Employer available to pay benefits pursuant to the Plan shall be subject to the claims of general creditors of the Obligated Employer, and may be used for any purpose by the Obligated Employer.

Notwithstanding the preceding paragraph, the Obligated Employer may at any time transfer assets to a trust for purposes of paying all or any part of its obligations under this Plan. However, to the extent provided in the trust only, such transferred amounts shall remain subject to the claims of general creditors of the Obligated Employer. To the extent that assets are held in a trust when a Participant's benefits under the Plan become payable, the Plan Administrator shall direct the trustee to pay such benefits to the Participant from the assets of the trust.

                                   ARTICLE XI

                        AMENDMENTS AND ACTION BY COMPANY

11.1 Amendments: The Company reserves the right to make from time to time any amendment or amendments to this Plan. Notwithstanding anything contained in this Plan to the contrary, no amendment shall have the effect of reducing the Accrued Pension of any Participant and for a period of two (2) years following a Change in Control, this Plan shall not be amended in any way to directly or indirectly reduce the benefit levels provided under this Plan or the benefit of any Participant or his designated beneficiary.

11.2 Notices of Amendment, Modification or Revision: Any amendment to the provisions of this Plan shall be evidenced by the substitution of the page (or adding new pages for additional provisions with a new date) of this Plan setting forth the amendment.

                                  ARTICLE XII

                                  MISCELLANEOUS

12.1 Nonguarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Participant, or as a right of any Participant to be continued in the employment of the Company, or as a limitation of the right of the Company or an Adopting Employer to discharge any of its Employees, with or without cause.

12.2 Rights Under Plan: No Participant shall have any right to or interest in, the Plan upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant.

12.3 Nonalienation of Benefits: Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Participant, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Plan shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

12.4 Entering Military Service: If a Participant enters the service of the Armed Forces to the United States, then during the period of such service he shall be entitled only to the vested benefits he might otherwise be entitled to upon death or disability.

12.5 Headings for Convenience Only: The headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in construction of the provisions hereof.

12.6 Multiple Copies: This Plan may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

12.7 Governing Law: This Plan shall be construed and enforced in accordance with the provisions of the Act. In the event the Act is not applicable or does not preempt state law, the laws of the State of Georgia shall govern.

12.8 Guarantee of Performance: In consideration of each Participant's performance of valuable services that inure to the financial benefit of the Company, the Company does hereby agree to perform all of the obligations and responsibilities and pay any benefits due and owing to a Participant under the Plan if the Obligated Employer (as defined in Article X)


                                     XII-1
designated to perform such obligations and responsibilities or pay such benefits fails or is unable to do so.


                                     XII-2

                                  ARTICLE XIII

                                CHANGE IN CONTROL

13.1 Cause: For purposes of this Plan, a termination for `Cause' is a termination evidenced by a resolution adopted in good faith by two-thirds of the Board that the Participant (i) intentionally and continually failed to substantially perform his duties with the Company (other than a failure resulting from the Participant's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Participant specifying the manner in which the Participant has failed to substantially perform, or (ii) intentionally engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however, that no termination of the Participant's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Participant a copy of a written notice setting forth that the Participant was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (y) the Participant shall have been provided an opportunity to be heard by the Board (with the assistance of the Participant's counsel if the Participant so desires). No act, or failure to act, on the Participant's part, shall be considered "intentional" unless he has acted or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Plan to the contrary, in the case of any Participant who is a party to a Severance Protection Agreement, no failure to perform by the Participant after a Notice of Termination (as defined in the Participant's Severance Protection Agreement) is given by the Participant shall constitute Cause for purposes of this Plan.

13.2 Change in Control: For purposes of this Plan, a Change in Control shall mean any of the following events:

         (a) The acquisition (other than from the Company by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; or

         (b) The individuals who, as of December 1, 2001, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

         (c) A merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the


                                     XIII-1
combined voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or

         (d) A complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section (a), solely because twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

13.3 Termination of Employment: If a Participant's employment is terminated by the Company (other than for Cause) or by the Participant for any reason within two (2) years following a Change in Control, the Company shall, within five (5) days, pay to the Participant a lump sum cash payment equal to the lump sum Actuarial Equivalent of his Accrued Pension as of the date of his termination of employment whether or not the Participant is otherwise vested in his Accrued Pension; provided, however, that for this purpose, the term Actuarial Equivalent shall have the same meaning as such term is used in Pension Plan C.

13.4 Amendment or Termination: Any amendment or termination of this Plan which a Participant reasonably demonstrates (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, and which was not consented to in writing by the Participant shall be null and void, and shall have no effect whatsoever, with respect to the Participant.

         IN WITNESS WHEREOF, the Plan has been executed by the Company to be effective on the Effective Date.

                                       ACUITY BRANDS, INC.



                                       By:  /s/ James S. Balloun
                                          --------------------------------------
                                          Chairman, President & Chief
                                          Executive Officer


                                     XIII-2

                                   SCHEDULE 1
                               ADOPTING EMPLOYERS

Acuity Lighting Group, Inc.
Acuity Specialty Products Group, Inc.

                                   APPENDIX A


A.1.     Eligible Individual(s): John A. Bostater and Howard Kaplan.

A.2. Effective Date of Participation in Prior Plan: For John A. Bostater, July 1, 1983 and for Howard Kaplan, February 15, 1993

A.3. Special Provisions: The following special provisions shall apply to the Eligible Individuals' participation in the Plan:

         (a) The Eligible Individuals' Average Monthly Compensation, Compensation, Credited Service, Eligible Service, Service Date and Service Hours shall be determined as if they were Executives and had become eligible to participate in the Plan in the same manner as if they were Executives.

         (b) The Committee shall have the discretionary authority to determine the benefits payable to the Eligible Individuals under the Plan and its determinations on such matters shall be final and binding on all parties.


                                    Appendix

                                   APPENDIX B

B.1.     Eligible Individual(s): James Balloun

B.2. Effective Date of Participation in Prior Plan: Pursuant to Section 2.1(b), Mr. Balloun's date of participation in the Prior Plan shall be February 1, 1996.

B.3. Special Provisions: The following special provisions shall apply to James Balloun's participation in the Plan:

         (a) Except for purposes of determining whether Mr. Balloun is a Vested Terminee and entitled to a Vested Pension under the Plan, Mr. Balloun will be credited with 2 years of Credited Service under Sections 1.1(q) and 2.3 for each year of Credited Service he would otherwise receive under the Plan.

         (b) Mr. Balloun will qualify as a Vested Terminee if he completes 5 years of employment from his Service Date to his Termination Date.

Except as otherwise specifically provided in this Appendix B, Mr. Balloun's benefits under the Plan shall be determined in the same manner as for other Participants.


                                    Appendix

                                   APPENDIX C

C.1.     Eligible Individual(s): J. Robert Hipps

C.2.     Effective Date Under Prior Plan: May 31, 1996

C.3. Special Provisions: The following special provisions shall apply to the Eligible Individual's participation in the Prior Plan and this Plan.

         (a) As of the Effective Date of this Appendix C, the Eligible Individual shall have his benefits determined as if he had ten (10) years of Credited Service for benefit accrual and vesting purposes under the Prior Plan.

         (b) As of the Effective Date of this Appendix C, the Eligible Individual shall be treated as if he had fifteen (15) years of service for purposes of qualifying for an Early Retirement Accrued Pension under Section 3.3 of the Prior Plan, but only for purposes of qualifying for such benefit.


                                    Appendix

                                   APPENDIX D

D.1.     Eligible Individual(s): Don W. Hubble

D.2.     Effective Date Under Prior Plan: October 18, 1996

D.3. Special Provisions: The following special provision shall apply to the Eligible Individual's participation in the Prior Plan and this Plan.

         (a) As of the Effective Date of this Appendix D, the Eligible Individual shall have his benefits determined as if he had twenty (20) years of Credited Service for benefit accrual and vesting purposes under the Prior Plan.


                                    Appendix

                                   APPENDIX E

                                    [Deleted]


                                    Appendix

                                   APPENDIX F

F.1.     Eligible Individual(s): George H. Gilmore

F.2. Effective Date: Pursuant to Section 2.1(b), the Eligible Individual's date of participation in the Prior Plan shall be June 1, 1999.

F.3. Special Provisions: The following special provisions shall apply to the Eligible Individual's participation in the Plan.

         (a) The Eligible Individual will qualify as a Vested Terminee if he completes 5 years of employment from June 1, 1999 to his Termination Date.

         (b) The Eligible Individual will receive a year of Credited Service under Section 2.3 of the Plan for each 12-month period he is employed by the Company or an Adopting Employer for the period from June 1, 1999 to his Termination Date. If the Eligible Individual's final year of Credited Service is not a full year, he shall receive partial credit for such year based upon the number of complete months worked during such partial year.

Except as otherwise specifically provided in this Appendix F, the Eligible Individual's benefits under the Plan shall be determined under the standard provisions of the Plan.


                                    Appendix

                                   APPENDIX G

G.1      Eligible Individual Joseph G. Parham, Jr.

G.2 Effective Date Pursuant to the Eligible Individual's employment agreement letter, dated May 3, 2000 ("Employment Letter") and Section 2.1(b) of the Plan, for purposes of the Prior Plan the Eligible Individual's date of participation shall be May 15, 2000.

G.3 Special Provisions The following special provision shall apply to the Eligible Individual's participation in the Plan.

         (a) The Eligible Individual will qualify as a Vested Terminee if he completes 5 years of employment from May 15, 2000 to his Termination Date.

         (b) The Eligible Individual will be eligible for Early Retirement under Sections 1.1(a)(2) and 3.3 upon attainment of age 60 while actively employed by the Company (at which time he will have more than 9 years of service), provided that his Early Retirement Accrued Pension shall be calculated based upon his Credited Service and Eligible Service at his date of Early Retirement.

         (C) In the event prior to the Eligible Individual's completion of 5 years of employment, James S. Balloun retires or terminates employment as Chairman, President and Chief Executive Officer of Acuity Brands, Inc. (previously related to NSI), and thereafter the Eligible Individual's employment is terminated for any reason other than voluntary termination, termination upon death or Disability (as defined in the Employment Letter) or termination by Acuity Brands, Inc. for Cause (as defined in the Employment Letter), the Eligible Individual will be eligible to receive Early Retirement Benefits commencing at the time of termination, calculated by treating the Eligible Individual as if he were age 55 at the date of termination and had completed 5 years of Credited Service as of such date. Except as expressly provided herein, the Eligible Individual's Early Retirement Pension shall be calculated and payable in accordance with the usual provisions of the Plan.

Except as otherwise specifically provided in this Appendix G, the Eligible Individual's benefits under the Plan shall be determined in the same manner as for other participants.

                                   APPENDIX H

H.1      Eligible Individual James H. Heagle

H.2 Effective Date Pursuant to the Eligible Individual's employment agreement letter, dated March 28, 2000 and Section 2.1(b) of the Plan, for purposes of the Plan the Eligible Individual's date of participation shall be May 1, 2000.